Exhibit 99.1

Lime Energy Appoints Two New Board of Directors

Huntersville, North Carolina, July 28, 2011 — Lime Energy Co. (NASDAQ: LIME) announced today that Pradeep Kapadia and John O’Rourke have joined the Board of Directors of Lime Energy.  John O’Rourke is the President and Chief Executive Officer of Lime Energy.  Pradeep Kapadia was the President of Engineering Services for Lime Energy until his retirement in 2010.

“We are extremely pleased and fortunate to have John and Pradeep join our Board of Directors,” stated David Asplund, Executive Chairman of Lime Energy.  “They both add extensive knowledge and decades of experience to our leadership team.”

Mr. Kapadia has spent his entire 30-year career in energy conservation and management.  After working for Honeywell and Pequod Associates as an Energy Engineer, he founded Kapadia Energy Services (KES) in 1980.  KES developed and implemented energy management and energy efficiency projects for commercial, industrial, institutional, and government clients throughout the U.S. and Canada.  KES was acquired by Lime Energy in 2006 where Mr. Kapadia was the President of Engineering Services until his retirement in 2010.  He is a former commissioner for the County of Westchester (NY) Public Utility Service Agency.

John O’Rourke was recently promoted to President and CEO of Lime Energy after serving as COO since 2009.  He has 25 years of diverse industry experience which has helped guide Lime through tremendous growth, increased profitability and diversification of services and markets. His experience includes executive leadership roles in several of the energy services industry’s leading firms.  Prior to joining Lime, Mr. O’Rourke was President and CEO of Applied Energy Management (AEM), an energy services firm with a 20-year track record. During his five years at the helm of AEM, he navigated the company through dramatic organic growth and a series of strategic acquisitions which culminated with the merger of AEM and Lime Energy. Previously, Mr. O’Rourke developed and managed the engineering and operations platform for DukeSolutions, a Duke Energy unregulated subsidiary company. In this role he helped lead DukeSolutions to become one of the nation’s leading Energy Services Company prior to their acquisition by Ameresco. Mr. O’Rourke currently serves on the Board of the National Association of Energy Services Companies (NAESCO), and is active in the industry as an advocate for energy efficiency and renewable energy.

About Lime Energy Co.

As one of the nation’s leading providers of clean energy solutions, Lime brings over 30 years of experience delivering economically viable efficiency and renewable energy solutions that benefit communities and protect the environment.  Lime’s platform includes the energy industry’s most accomplished professionals and an expansive geographic footprint with over 400 employees at 20 locations in North America.  Lime Energy’s services include integrated energy engineering, consulting and the implementation of solutions that enable customers to reduce their facility’s energy consumption, lower their operating and maintenance costs and reduce their carbon footprint.  The company’s stock is traded on NASDAQ under the symbol LIME.  Additional information is available at www.lime-energy.com or by emailing info@lime-energy.com.

Lime Energy Investor Relations

Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888

E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include whether we will be able to find a buyer for our energy technology division at a price acceptable to us, successfully negotiate an acquisition agreement with a buyer and close any acquisition agreed to and those risk factors described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings.